Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-22
*CUSIP:   21988G718    Class   A-1
          21988GAU0    Class   A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of    December 1, 2003.....                                   $0.00
        Scheduled Income received on securities.....             $2,392,779.38
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$2,185,643.25
        Distribution to Class A-2 Holders.....                    -$207,136.13
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of    June 1, 2004.....                                       $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    December 1, 2003.....                                   $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of    June 1, 2004.....                                       $0.00


               UNDERLYING SECURITIES HELD AS OF     June 1, 2004

              Principal
                Amount                Title of Security
              ----------              -----------------
              $57,141,000     Washington Mutual Capital I 8.375% Subordinated
                              Capital Income Securities due June 1, 2027
                              *CUSIP:      939318AA9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.